Rule 424(b)(3)
                                            File Nos. 333-31529 and 333-31529-01


PRICING SUPPLEMENT NO. 64 DATED APRIL 14, 1998
(To Prospectus Dated August 12, 1997, as Supplemented August 15, 1997)

                     COUNTRYWIDE HOME LOANS, INC.
                      MEDIUM-TERM NOTES, SERIES F
              DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                  COUNTRYWIDE CREDIT INDUSTRIES, INC.
                           FIXED RATE NOTES
                           ----------------


Trade Date:             April 14, 1998       Book Entry: |X|
Issue Price:            100%                 Certificated: |_|
Original Issue Date:    April 17, 1998       Principal Amount:    $  15,000,000
Stated Maturity Date:   April 17, 2013       Net Proceeds:        $  14,902,500
Interest Rate:          6.73%                Specified Currency:    U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  Countrywide Securities Corporation

Minimum Denomination:   $100,000
Interest Payment Dates: April 17 and October 17, commencing October 17, 1998
Record Dates:           April 2 and October 2

Redemption:                                 Repayment:

Check box opposite applicable paragraph:    Check box opposite applicable
                                              paragraph:
|X| The Notes cannot be redeemed prior to   |X| The Notes cannot be repaid prior
  maturity.                                   to maturity.
|_| The Notes may be redeemed prior to      |_| The Notes may be repaid prior to
  maturity.                                   maturity.
Initial Redemption Date:                    Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction,
  if any:

Additional/Other Terms: N/A


                            --------------

     The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CHL and will rank pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness. As of November 30, 1997, the Guarantor did not have any secured indebtedness outstanding, and CHL had $258,207,000 aggregate principal amount of secured indebtedness outstanding. As of such date, CHL had $7,136,241,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.


                                            Rule 424(b)(3)
                                            File Nos. 333-31529 and 333-31529-01


PRICING SUPPLEMENT NO. 65 DATED APRIL 14, 1998
(To Prospectus Dated August 12, 1997, as Supplemented August 15, 1997)

                     COUNTRYWIDE HOME LOANS, INC.
                      MEDIUM-TERM NOTES, SERIES F
              DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                  COUNTRYWIDE CREDIT INDUSTRIES, INC.
                           FIXED RATE NOTES
                           ----------------


Trade Date:             April 14, 1998       Book Entry: |X|
Issue Price:            100%                 Certificated: |_|
Original Issue Date:    April 17, 1998       Principal Amount:    $  15,000,000
Stated Maturity Date:   April 16, 2010       Net Proceeds:        $  14,906,250
Interest Rate:          6.664%               Specified Currency:    U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  Countrywide Securities Corporation

Minimum Denomination:   $100,000
Interest Payment Dates: April 17 and October 17, commencing October 17, 1998
Record Dates:           April 2 and October 2

Redemption:                                 Repayment:

Check box opposite applicable paragraph:    Check box opposite applicable
                                              paragraph:
|X| The Notes cannot be redeemed prior to   |X| The Notes cannot be repaid prior
  maturity.                                   to maturity.
|_| The Notes may be redeemed prior to      |_| The Notes may be repaid prior to
  maturity.                                   maturity.
Initial Redemption Date:                    Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction,
  if any:

Additional/Other Terms: N/A


                            --------------

     The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CHL and will rank pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness. As of November 30, 1997, the Guarantor did not have any secured indebtedness outstanding, and CHL had $258,207,000 aggregate principal amount of secured indebtedness outstanding. As of such date, CHL had $7,136,241,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.